SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 24, 2007
CIRRUS LOGIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2901 Via Fortuna, Austin, TX	78746

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 851-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets
On July 24, 2007, Cirrus Logic, Inc. (“Cirrus Logic”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Prior Report”) to disclose the completion of its acquisition of Apex Microtechnology, Inc., an Arizona corporation (“Apex”). In accordance with Item 9.01 (a) and (b) of Form 8-K, the Prior Report did not include the historical financial statements of Apex or the unaudited pro forma combined financial information of Cirrus Logic (collectively, the “Financial Information”), and instead contained Cirrus Logic’s undertaking to file subsequently the Financial Information within the time periods allowed. This Form 8-K/A is being filed for the purpose of satisfying such undertaking.
Item 9.01 — Financial Statements and Exhibits
(a)	Historical financial statements of businesses acquired.

The audited financial statements of Apex as of November 17, 2006 and unaudited financial statements for the six months ended May 4, 2007 and May 5, 2006, are included in this current report as Exhibit 99.1 and in Exhibit 99.2.

(b)	Pro forma financial information.

The unaudited pro forma combined consolidated condensed balance sheets of Cirrus Logic as of June 30, 2007 and Apex as of May 4, 2007 and the unaudited pro forma combined consolidated condensed statement of operations of Cirrus Logic and Apex for (i) the twelve months ended March 31, 2007 and January 12, 2007, respectively, and (ii) for the three months ended as of June 30, 2007 and May 4, 2007, respectively, are included in this current report as Exhibit 99.3.

(d)	Exhibits

Exhibit
Number	Exhibit Description
23.1	Consent of Independent Accountants.
99.1	Audited consolidated financial statements for the year ended November 17, 2006.
99.2	Unaudited financial statements of Apex as of November 17, 2006 and for the six months ended May 4, 2007, and May 5, 2006.
99.3
Unaudited pro forma combined consolidated condensed balance sheets of Cirrus Logic as of June 30, 2007 and Apex as of May 4, 2007 and the unaudited pro forma combined consolidated condensed statement of operations of Cirrus Logic and Apex for (i) the twelve months ended March 31, 2007 and January 12, 2007, respectively, and (ii) for the three months ended as of June 30, 2007 and May 4, 2007, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRRUS LOGIC, INC.
Date: October 3, 2007	By:	/s/ Thurman K. Case
		Name:	Thurman K. Case
		Title:	Chief Financial Officer